UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 9, 2009
MEDICAL PROPERTIES TRUST, INC.
(Exact name of registrant as specified in its charter)
Commission File Number 001-32559

Maryland (State or other jurisdiction of incorporation)	20-0191742 (IRS. Employer Identification No.)

1000 Urban Center Drive, Suite 501 Birmingham, AL (Address of principal executive offices)	35242 (Zip Code)
Registrant’s telephone number, including area code
(205) 969-3755
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
Item 9.01. Financial Statements and Exhibits.
SIGNATURE
Exhibit Index
EX-1.1
EX-1.2
EX-1.3
EX-5.1
EX-8.1

Item 1.01. Entry into a Material Definitive Agreement.
     In connection with the commencement of an at the market equity offering program under which Medical Properties Trust, Inc. (the “Company”) may sell up to an aggregate amount of $50 million of shares of its common stock (the “Shares”) from time to time in “at the market” offerings or certain other transactions (the “Offering”), the Company today filed with the Securities and Exchange Commission (the “SEC”) a prospectus supplement dated November 9, 2009 (the “Prospectus Supplement”). The Company may sell the Shares in amounts and at times to be determined by the Company from time to time, but has no obligation to sell any of the Shares in the Offering. Actual sales will depend on a variety of factors to be determined by the Company from time to time, including (among others) market conditions, the trading price of the Company’s common stock and determinations by the Company of the appropriate sources of funding for the Company.
     The Offering will occur pursuant to three separate equity distribution agreements (individually, a “Equity Distribution Agreement” and together, the “Equity Distribution Agreements”) entered into by the Company with each KeyBanc Capital Markets Inc., Deutsche Bank Securities Inc. and RBC Capital Markets Corporation, as agents for the offer and sale of the Shares (individually, a “Sales Agent” and together, the “Sales Agents”). Each Equity Distribution Agreement provides that the Company may offer and sell from time to time pursuant to the Equity Distribution Agreements up to a combined total of $50,000,000 of shares of its common stock through the Sales Agents. The Equity Distribution Agreements provide that each Sales Agent will be entitled to compensation equal to 2.0% of the gross sales price per share for any of the Shares sold under the relevant Equity Distribution Agreement.
     Sales of the Shares, if any, under the Equity Distribution Agreements may be made in transactions that are deemed to be “at the market offerings” as defined in Rule 415 under the Securities Act of 1933, as amended, including sales made directly on the New York Stock Exchange or sales made to or through a market maker other than on an exchange, as well as in negotiated or other transactions described in the Prospectus Supplement. The Company has no obligation to sell any of the Shares in the Offering, and may at any time suspend solicitation and offers under the sales agency financing agreements or terminate the sales agency financing agreements.
     The Shares will be issued pursuant to the Prospectus Supplement and the Company’s automatic shelf registration statement on Form S-3 (File No. 333-140433) filed on February 15, 2007 with the SEC. This Current Report shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration of qualification under the securities laws of any such state.
     The Equity Distribution Agreements are filed as Exhibits 1.1, 1.2 and 1.3 to this Current Report. The description of the Equity Distribution Agreements does not purport to be complete and is qualified in its entirety by reference to the Equity Distribution Agreements filed herewith as exhibits to the Current Report.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description

1.1	Equity Distribution Agreement, dated November 9, 2009, by and among Medical Properties Trust, Inc., MPT Operating Partnership, L.P. and KeyBanc Capital Markets Inc.

1.2	Equity Distribution Agreement, dated November 9, 2009, by and among Medical Properties Trust, Inc., MPT Operating Partnership, L.P. and Deutsche Bank Securities Inc.

1.3	Equity Distribution Agreement, dated November 9, 2009, by and among Medical Properties Trust, Inc., MPT Operating Partnership, L.P. and RBC Capital Markets Corporation

Exhibit No.	Description

5.1	Opinion of Goodwin Procter LLP regarding the legality of shares offered

8.1	Opinion of Baker, Donelson, Bearman, Caldwell & Berkowitz, P.C. with respect to certain tax matters

23.1	Consent of Goodwin Procter LLP (included in Exhibit 5.1)

23.2	Consent of Baker, Donelson, Bearman, Caldwell & Berkowitz, P.C. (included in Exhibit 8.1)

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDICAL PROPERTIES TRUST, INC. (Registrant)
By:	/s/ R. Steven Hamner
R. Steven Hamner
Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)

Date: November 9, 2009

Exhibit Index

Exhibit No.	Description

1.1	Equity Distribution Agreement, dated November 9, 2009, by and among Medical Properties Trust, Inc., MPT Operating Partnership, L.P. and KeyBanc Capital Markets Inc.

1.2	Equity Distribution Agreement, dated November 9, 2009, by and among Medical Properties Trust, Inc., MPT Operating Partnership, L.P. and Deutsche Bank Securities Inc.

1.3	Equity Distribution Agreement, dated November 9, 2009, by and among Medical Properties Trust, Inc., MPT Operating Partnership, L.P. and RBC Capital Markets Corporation

5.1	Opinion of Goodwin Procter LLP regarding the legality of shares offered

8.1	Opinion of Baker, Donelson, Bearman, Caldwell & Berkowitz, P.C. with respect to certain tax matters

23.1	Consent of Goodwin Procter LLP (included in Exhibit 5.1)

23.2	Consent of Baker, Donelson, Bearman, Caldwell & Berkowitz, P.C. (included in Exhibit 8.1)